Exhibit 10.9

300 Vesey Street

New York, NY 10282

info@fluentco.com

646.669.7272

July 30, 2024

Ryan Perfit

CRIO, LLC

1332 Park Place

Brooklyn, NY 11213

Dear Ryan:

We refer to the consulting agreement dated January 20, 2023 between you and Fluent, Inc. (“Original Agreement”) as amended as of February 1, 2024.

The Original Agreement is hereby amended effective as of August 1, 2024 by modifying Section 2 to provide for a one month extension of the Initial Term, as extended, beyond July 31, 2024. The term as extended hereby may be terminated by either party on 15 days prior written notice.

Except as modified herein, the terms of the Original Agreement shall remain in full force and effect.

Sincerely,

Daniel J Barsky, General Counsel

Agreed to and accepted by:

Ryan Perfit, Interim CFO
Date:

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